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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-31743, No. 33-62781, No. 33-62801, No. 333-24521, No. 333-45591, No.
333-59603, No. 333-63507, No. 333-68081, No. 333-69831, No. 333-41060, No.
333-90305 and No. 333-80123, of Office Depot, Inc. on Forms S-8 of our reports dated February 15, 2001 included and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 30, 2000.





DELOITTE & TOUCHE LLP


Miami, Florida
March 23, 2001